Exhibit 21.1

List of Subsidiaries of Four Springs Capital Trust

	Name of Subsidiary	State
1	Four Springs Capital Trust Operating Partnership, L.P.	Delaware
2	FSC AAP BLOOMINGTON IL, LLC	Delaware
3	FSC AAP Garner NC, LLC	Delaware
4	FSC Aarons AL, LLC	Delaware
5	FSC Aarons ASC, LLC	Delaware
6	FSC Aarons NM, LLC	Delaware
7	FSC Aarons Snyder TX, LLC	Delaware
8	FSC AS JONESBORO AR, DST	Delaware
9	FSC AZ AURORA IL, LLC	Delaware
10	FSC BJ Tilton NH, DST	Delaware
11	FSC BPS American Fork UT, LLC	Delaware
12	FSC BPS Greenwood IN, LLC	Delaware
13	FSC BPS Longmont CO, LLC	Delaware
14	FSC BPS Riverton UT, LLC	Delaware
15	FSC BR LISLE IL, LLC	Delaware
16	FSC Care Mt. Prospect IL, LLC	Delaware
17	FSC CC MENTOR OH, LLC	Delaware
18	FSC CES Oklahoma City OK, LLC	Delaware
19	FSC DG Charlotte NC, LLC	Delaware
20	FSC DG Eden NC, LLC	Delaware
21	FSC DG ELIZABETH CITY NC, LLC	Delaware
22	FSC DG FORT BRADEN FL, LLC	Delaware

23	FSC DG GA, LLC	Delaware
24	FSC DG Middleburg FL, LLC	Delaware
25	FSC DG Pensacola FL, LLC	Delaware
26	FSC DG Savannah GA, LLC	Delaware
27	FSC DG Winter Haven FL, LLC	Delaware
28	FSC DG Yulee FL, LLC	Delaware
29	FSC DOM Odenton MD, LLC	Delaware
30	FSC FD GA, LLC	Delaware
31	FSC FD Keene TX, LLC	Delaware
32	FSC FD Memphis TN, LLC	Delaware
33	FSC FD Tyler TX, LLC	Delaware
34	FSC FD Wichita Lincoln KS, LLC	Delaware
35	FSC FD Wichita Oliver KS, LLC	Delaware
36	FSC FMC Lubbock TX, DST	Delaware
37	FSC FMC-FD MEMPHIS TN, LLC	Delaware
38	FSC FX Alamosa CO, LLC	Delaware
39	FSC FX JACKSON MI, LLC	Delaware
40	FSC GM LEBANON IN, DST	Delaware
41	FSC HBCBS MT. LAUREL NJ, LLC	Delaware
42	FSC ITW ST. CHARLES MO, LLC	Delaware
43	FSC MON MORTON IL, LLC	Delaware
44	FSC MRC Odessa TX, DST	Delaware
45	FSC OCH Burlington NC, LLC	Delaware
46	FSC Orly AL, LLC	Delaware

47	FSC TSC Brooksville FL, LLC	Delaware
48	FSC AS Mt. Juliet TN, DST	Delaware
49	FSC FMC Carbondale IL, DST	Delaware
50	Four Springs TEN31 Xchange, LLC	Delaware